                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



          As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 registering 150,000 shares to be reserved for issuance upon exercise of options granted pursuant to the Lufkin Industries, Inc. 1996 Nonemployee Director Stock Option Plan of our report dated February 20, 1996 included in the Lufkin Industries, Inc. Form 10-K for the year ended December 31, 1995.



                                                ARTHUR ANDERSEN LLP



Houston, Texas
June 28, 1996